EXHIBIT 99.1

CVR ENERGY REPORTS FOURTH QUARTER
AND RECORD FULL YEAR RESULTS

SUGAR LAND, Texas (March 12, 2013) - CVR Energy, Inc. (NYSE: CVI) today reported record full year 2012 net income of $378.6 million, or $4.33 per fully diluted share, on net sales of $8,567.3 million.  Fourth quarter 2012 net income was $40.2 million, or 46 cents per fully diluted share, on net sales of $1,880.8 million.

The 2012 results compare to net income for the full year 2011 of $345.8 million, or $3.94 per fully diluted share, on net sales of $5,029.1 million, and fourth quarter 2011 net income of $65.9 million, or 75 cents per fully diluted share, on net sales of $1,062.2 million.

Fourth quarter 2012 adjusted net income, a non-GAAP financial measure, was $103.8 million, or $1.20 per diluted share, compared to $29.5 million, or 34 cents per diluted share, for the fourth quarter of 2011. Major items impacting the 2012 fourth quarter adjusted net income, all net of taxes, were shared-based compensation of $6.2 million, an unfavorable impact from first-in, first-out (FIFO) accounting of $7.9 million, an unrealized gain on derivatives of $29.8 million, a loss on extinguishment of debt of $22.8 million, and a major scheduled turnaround expense of $56.1 million.

Operating income for the fourth quarter 2012 was $124.9 million, up from $26.9 million in the same quarter of 2011. Full year 2012 operating income was $1,034.9 million, up from $566.6 million for the full year 2011.

“CVR Energy's exceptional financial results in 2012 were driven by strong operating performance and attractive market conditions throughout the year. These results were achieved despite the expense and lost production from our planned major turnarounds at the refinery in Wynnewood and fertilizer plant in Coffeyville, along with a partial turnaround at the Coffeyville refinery,” said Jack Lipinski, CVR Energy's chief executive officer. “Our fertilizer segment also had a solid year with CVR Partners generating 2012 full year distributions of $1.81 per common unit.

“In addition to posting record results in 2012, we achieved another significant milestone by taking our petroleum businesses public earlier this year in the largest IPO of a master limited partnership to date,” he said. “CVR Refining, LP began trading on the New York Stock Exchange on Jan. 17 under the ticker CVRR. CVR Energy, through a subsidiary, retains 81.3 percent of CVR Refining's common units.

“This latest IPO effectively makes CVR Energy a diversified holding company owning the General Partners of both CVR Partners and CVR Refining along with the majority of LP units in each company,” Lipinski said.

Petroleum Business

The petroleum business, which includes the Coffeyville and Wynnewood refineries, reported fourth quarter 2012 operating income of $121.3 million, and adjusted EBITDA, a non-GAAP financial measure, of $198.2 million, on net sales of $1,816.2 million, compared to an operating loss in the same quarter a year earlier of $3.3 million, and adjusted EBITDA of $47.6 million, on net sales of $979.5 million.

Fourth quarter 2012 throughput of crude oil and all other feedstocks and blendstocks, which was impacted by a major scheduled turnaround at the Wynnewood refinery, averaged 162,603 barrels per day (bpd), compared to 97,630 bpd for the same period in 2011. Crude oil throughput for the fourth quarter 2012 averaged 147,815 bpd per day, compared with 93,705 bpd for the same period in 2011. The year-over-year increase in throughput was mostly driven by the addition of the Wynnewood refinery.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $25.93 in the fourth quarter 2012 compared to $11.05 during the same period in 2011. Gross profit per crude oil throughput barrel was $10.23 in the fourth quarter 2012, as compared to 90 cents during the same period in 2011.

Direct operating expenses, including major scheduled turnaround expenses, per barrel sold, exclusive of depreciation and amortization, for the fourth quarter 2012 was $11.29, down from $12.53 in the fourth quarter 2011.

Coffeyville Refinery

The Coffeyville refinery reported fourth quarter 2012 gross profit of $238.4 million, compared to $9.4 million of gross profit for the fourth quarter of 2011. Fourth quarter 2012 crude oil throughput averaged 124,570 bpd, compared to 81,474 bpd in the fourth quarter of 2011. Refining margin adjusted for FIFO impact per crude oil throughput barrel for the fourth quarter of 2012 was $28.08, compared to $12.19 for the same period in 2011. Gross profit per crude oil throughput barrel was $20.80 in the fourth quarter of 2012, compared to $1.26 for the 2011 fourth quarter. Direct operating expenses, including major scheduled turnaround expenses, per barrel sold for the 2012 fourth quarter was $4.20, compared to $13.84 for the 2011 fourth quarter. Fourth quarter 2011 results for the Coffeyville refinery were negatively impacted by a major scheduled turnaround.

Wynnewood Refinery

CVR Energy acquired the Wynnewood refinery in December 2011. The 2012 fourth quarter represents the refinery's fourth full quarter as a CVR Energy subsidiary.  Fourth quarter 2012 results for the Wynnewood refinery were negatively impacted by a major scheduled turnaround.

The refinery had a fourth quarter 2012 gross loss of $97.9 million. Fourth quarter of 2012 crude oil throughput averaged 23,245 bpd. Refining margin adjusted for FIFO impact per crude oil throughput barrel for the fourth quarter of 2012 was $14.67. Direct operating expenses, including major scheduled turnaround expenses, per barrel sold for the fourth quarter was $49.90.

Nitrogen Fertilizers Business

The fertilizer business operated by CVR Partners, LP reported fourth quarter 2012 operating income of $16.0 million, and adjusted EBITDA, a non-GAAP financial measure, of $27.1 million, on net sales of $67.6 million, compared to operating income of $42.6 million, and adjusted EBITDA of $48.4 million, on net sales of $87.6 million for the 2011 fourth quarter.  Impacting 2012 fourth quarter results was a biennial turnaround at the company's nitrogen fertilizer plant in Coffeyville, Kan.

CVR Partners produced 87,700 tons of ammonia during the fourth quarter of 2012, of which 35,300 net tons were available for sale while the rest was upgraded to 127,300 tons of more highly valued UAN. In the 2011 fourth quarter, the plant produced 100,800 tons of ammonia with 27,500 net tons available for sale with the remainder upgraded to 178,300 tons of UAN.

For the fourth quarter 2012, average realized plant gate prices for ammonia and UAN were $676 per ton and $274 per ton, respectively, compared to $606 per ton and $334 per ton, respectively, for the equivalent period in 2011.

Cash Dividends

On Jan. 24, 2013, the CVR Energy Board of Directors adopted a quarterly cash dividend policy. The company's initial quarterly dividend is expected to be 75 cents per share, or $3.00 per share on an annualized basis, which the company plans to begin paying in the 2013 second quarter. Also on Jan. 24, 2013, the company declared a special dividend of $5.50 per share, which was paid on Feb. 19, 2013, to shareholders of record on Feb. 5, 2013.

CVR Energy Fourth Quarter and Full Year 2012 Earnings Conference Call Information

CVR Energy previously announced that it will host its fourth quarter and full year 2012 Earnings Conference Call for analysts and investors on Tuesday, March 12, at 2 p.m. Eastern.

The Earnings Conference Call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=91583. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291.

For those unable to listen live, the Webcast will be archived and available for14 days at http://www.videonewswire.com/event.asp?id=91583. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 407365.

# # #

Forward Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology.  These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control.  For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, and any subsequently filed Quarterly Reports on Form 10-Q.  These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements included in this press release are made only as of the date hereof.  CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.

Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own a majority of the common units representing limited partner interests of CVR Refining and CVR Partners.

For further information, please contact:

Investor Relations:
Jay Finks
CVR Energy, Inc.
281-207-3588
InvestorRelations@CVREnergy.com

Media Relations:
Angie Dasbach
CVR Energy, Inc.
913-982-0482
MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operational Data ( all information in this release is unaudited other than the Statements of Operations and cash flow data for the year ended December 31, 2011 and the balance sheet data as of December 31, 2011 ).

	Three Months Ended December 31,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$1,880.8	$1,062.2	$818.6	77.1%
Cost of product sold	1,485.1	857.3	627.8	73.2
Direct operating expenses	202.5	124.8	77.7	62.3
Insurance recovery - business interruption	—	—	—	—
Selling, general and administrative expenses	35.7	29	6.7	23.1
Depreciation and amortization	32.6	24.2	8.4	34.7
Operating income	124.9	26.9	98.0	364.3
Interest expense and other financing costs	(18.2)	(14.7)	(3.5)	23.8
Gain (loss) on derivatives, net
Realized	(57.1)	11.1	(68.2)	(614.4)
Unrealized	48.9	92.1	(43.2)	(46.9)
Loss on extinguishment of debt	(37.5)	—	(37.5)	—
Other income, net	0.5	—	0.5	—
Income before income tax expense	61.5	115.4	(53.9)	(46.7)
Income tax expense	16.7	37.1	(20.4)	(55.0)
Net income	44.8	78.3	(33.5)	(42.8)
Net income attributable to noncontrolling interest	4.6	12.4	(7.8)	(62.9)
Net income attributable to CVR Energy stockholders	$40.2	$65.9	$(25.7)	(39.0)%

Basic earnings per share	$0.46	$0.76	$(0.30)	(39.5)%
Diluted earnings per share	$0.46	$0.75	$(0.29)	(38.7)%

Adjusted net income*	$103.8	$29.5	$74.3	251.8%
Adjusted net income, per diluted share*	$1.20	$0.34	$0.86	252.9%

Weighted-average common shares outstanding:
Basic	86,831,050	86,582,800	248,250	0.3%
Diluted	86,831,050	87,746,843	(915,793)	(1.0)%

	Year Ended December 31,		Change from 2011
	2012	2011	Change	Percent
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$8,567.3	$5,029.1	$3,538.2	70.4%
Cost of product sold	6,696.9	3,943.5	2,753.4	69.8
Direct operating expenses	522.1	334.1	188	56.3
Insurance recovery - business interruption	—	(3.4)	3.4	(100.0)
Selling, general and administrative expenses	183.4	98.0	85.4	87.1
Depreciation and amortization	130.0	90.3	39.7	44.0
Operating income	1,034.9	566.6	468.3	82.7
Interest expense and other financing costs	(75.4)	(55.8)	(19.6)	35.1
Gain (loss) on derivatives, net
Realized	(137.6)	(7.2)	(130.4)	1,811.1
Unrealized	(148.0)	85.3	(233.3)	(273.5)
Loss on extinguishment of debt	(37.5)	(2.1)	(35.4)	1,685.7
Other income, net	1.8	1.3	0.5	38.5
Income before income tax expense	638.2	588.1	50.1	8.5
Income tax expense	225.6	209.5	16.1	7.7
Net income	412.6	378.6	34.0	9.0
Net income attributable to noncontrolling interest	34.0	32.8	1.2	3.7
Net income attributable to CVR Energy stockholders	$378.6	$345.8	$32.8	9.5%

Basic earnings per share	$4.36	$4.00	$0.36	9.0%
Diluted earnings per share	$4.33	$3.94	$0.39	9.9%

Adjusted net income*	$660.1	$345.7	$314.4	90.9%
Adjusted net income, per diluted share*	$7.55	$3.94	$3.61	91.6%

Weighted-average common shares outstanding:
Basic	86,822,913	86,493,735	329,178	0.4%
Diluted	87,392,270	87,766,573	(374,303)	(0.4)%

	December 31, 2012	December 31, 2011
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$896.0	$388.3
Working capital	1,135.4	769.2
Total assets	3,610.9	3,119.3
Long-term debt, including current portion	898.2	863.8
Total CVR stockholders' equity	1,525.2	1,151.6

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$(21.2)	$(67.4)	$762.6	$278.6
Investing activities	(67.1)	(630.5)	(210.7)	(674.4)
Financing activities	(4.0)	187.8	(44.3)	584.1
Net cash flow	$(92.3)	$(510.1)	$507.6	$188.3

Other Financial Data:
Capital expenditures for property, plant and equipment	$67.1	$44.6	$212.2	$91.2

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment includes the operations of our Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with our crude oil gathering and pipeline systems. Effective with its initial public offering on January 23, 2013, our Petroleum segment is operated by CVR Refining, LP (“CVR Refining”), in which we own a majority interest as well as the general partner.  The Nitrogen Fertilizer segment is operated by CVR Partners, LP, (“CVR Partners”) in which we own a majority interest as well as the general partner. It consists of a nitrogen fertilizer manufacturing facility that utilizes a pet coke gasification process in producing nitrogen fertilizer.  Detailed operating results for the Nitrogen Fertilizer segment for the quarter ended December 31, 2012 are included in CVR Partners' press release dated February 27, 2013.

The Petroleum segment, as reported herein, is not reflective of the full and actual financial statements of CVR Refining as certain allocations that were charged to CVR Refining were not made at the Petroleum segment. Beginning in 2013, the financial statements of the Petroleum segment will be the same as CVR Refining's financial statements.

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended December 31, 2012
Net sales	$1,816.2	$67.6	$(3.0)	$1,880.8
Cost of product sold	1,476.5	11.5	(2.9)	1,485.1
Direct operating expenses (1)	84.2	24.6	—	108.8
Major scheduled turnaround expense	89.1	4.6	—	93.7
Selling, general & administrative	17.8	6.0	11.9	35.7
Depreciation and amortization	27.3	4.9	0.4	32.6
Operating income (loss)	$121.3	$16.0	$(12.4)	$124.9

Capital expenditures	$37.4	$24.7	$5.0	$67.1

Years ended December 31, 2012
Net sales	$8,281.5	$302.3	$(16.5)	$8,567.3
Cost of product sold	6,667.3	46.1	(16.5)	6,696.9
Direct operating expenses (1)	302.8	90.8	—	393.6
Major scheduled turnaround expense	123.7	4.8	—	128.5
Selling, general & administrative	67.6	24.1	91.7	183.4
Depreciation and amortization	107.6	20.7	1.7	130.0
Operating income (loss)	$1,012.5	$115.8	$(93.4)	$1,034.9

Capital expenditures	$120.0	$82.2	$10.0	$212.2

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
Three months ended December 31, 2011
Net sales	$979.5	$87.6	$(4.9)	$1,062.2
Cost of product sold	849.1	14.4	(6.2)	857.3
Direct operating expenses (1)	49.6	21.1	—	70.7
Major scheduled turnaround expense	54.1	—	—	54.1
Insurance recovery - business interruption	—	—	—	—
Selling, general & administrative	11.0	4.6	13.4	29.0
Depreciation and amortization	19.0	4.9	0.3	24.2
Operating income (loss)	$(3.3)	$42.6	$(12.4)	$26.9

Capital expenditures	$35.2	$8.6	$0.8	$44.6

Years ended December 31, 2011
Net sales	$4,751.8	$302.9	$(25.6)	$5,029.1
Cost of product sold	3,926.6	42.5	(25.6)	3,943.5
Direct operating expenses (1)	181.3	86.5	(0.1)	267.7
Major scheduled turnaround expense	66.4	—	—	66.4
Insurance recovery - business interruption	—	(3.4)	—	(3.4)
Selling, general & administrative	41.9	22.2	33.9	98.0
Depreciation and amortization	69.9	18.9	1.5	90.3
Operating income (loss)	$465.7	$136.2	$(35.3)	$566.6

Capital expenditures	$68.6	$19.1	$3.5	$91.2
____________________

(1)	Excluding turnaround expenses.

	Petroleum	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated
	(in millions)
December 31, 2012
Cash and cash equivalents (1)	$148.1	$127.8	$620.1	$896.0
Total assets	2,258.5	623.0	729.4	3,610.9
Long-term debt, including current portion	552.3	125.0	220.9	898.2

December 31, 2011
Cash and cash equivalents (1)	$—	$237.0	$151.3	$388.3
Total assets	2,322.1	659.3	137.9	3,119.3
Long-term debt, including current portion	—	125.0	738.8	863.8
_________________

(1)
Prior to December 2012, the Petroleum segment was part of a centralized approach to cash management. Accordingly, Corporate and Other is inclusive of the Petroleum segment's cash and cash equivalents and long-term debt as of December 31, 2011.

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operations and our Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in millions, except operating statistics)
Petroleum Segment Summary Financial Results:
Net sales	$1,816.2	$979.5	$8,281.5	$4,751.8
Cost of product sold	1,476.5	849.1	6,667.3	3,926.6
Refining margin*	339.7	130.4	1,614.2	825.2
Direct operating expenses	84.2	49.6	302.8	181.3
Major scheduled turnaround expense	89.1	54.1	123.7	66.4
Depreciation and amortization	27.3	19.0	107.6	69.9
Gross profit	139.1	7.7	1,080.1	507.6
Selling, general and administrative expenses	17.8	11.0	67.6	41.9
Operating income	$121.3	$(3.3)	$1,012.5	$465.7

Refining margin adjusted for FIFO impact*	$352.6	$95.3	$1,672.6	$799.6

Adjusted Petroleum EBITDA*	$198.2	$47.6	$1,178.9	$580.9

Petroleum Segment Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$24.98	$15.13	$26.04	$21.80
FIFO impact (favorable) unfavorable	0.95	(4.08)	0.94	(0.68)
Refining margin adjusted for FIFO impact*	25.93	11.05	26.98	21.12
Gross profit	10.23	0.90	17.42	13.41
Direct operating expenses and major scheduled turnaround expenses	12.75	12.03	6.88	6.54
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$11.29	$12.53	$6.26	$6.38
Barrels sold (barrels per day)	166,842	89,953	186,035	106,397

	Three Months Ended December 31,				Year Ended December 31,
	2012		2011		2012		2011
Petroleum Segment Summary Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	112,113	68.9%	78,006	79.9%	130,414	72.4%	83,538	76.7%
Light/medium sour	20,508	12.6%	4,986	5.1%	21,334	11.8%	1,704	1.6%
Heavy sour	15,194	9.3%	10,713	11.0%	17,608	9.8%	18,460	16.9%
Total crude oil throughput	147,815	9.8%	93,705	96.0%	169,356	94.0%	103,702	95.2%
All other feedstocks and blendstocks	14,788	9.2%	3,925	4.0%	10,791	6.0%	5,231	4.8%
Total throughput	162,603	100.0%	97,630	100.0%	180,147	100.0%	108,933	100.0%

Production:
Gasoline	82,855	50.6%	41,032	42.1%	89,787	49.9%	48,486	44.3%
Distillate	64,577	39.5%	40,095	41.1%	72,804	40.6%	45,535	41.6%
Other (excluding internally produced fuel)	16,284	9.9%	16,410	16.8%	17,262	9.5%	15,385	14.1%
Total refining production (excluding internally produced fuel)	163,716	100.0%	97,537	100.0%	179,853	100.0%	109,406	100.0%

Product price (dollars per gallon):
Gasoline	$2.62		$2.56		$2.86		$2.82
Distillate	3.13		2.98		3.08		3.03

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$88.23	$94.06	$94.15	$95.11
Crude Oil Differentials:
WTI less WTS (light/medium sour)	9.29	0.84	5.40	2.06
WTI less WCS (heavy sour)	27.07	12.38	22.53	16.54
NYMEX Crack Spreads:
Gasoline	26.63	16.03	28.55	23.54
Heating Oil	40.00	30.96	32.94	29.12
NYMEX 2-1-1 Crack Spread	33.32	23.49	30.75	26.33
PADD II Group 3 Basis:
Gasoline	(4.82)	(0.87)	(3.11)	(1.09)
Ultra Low Sulfur Diesel	2.57	0.95	2.17	1.98
PADD II Group 3 Product Crack:
Gasoline	21.82	15.16	25.45	22.44
Ultra Low Sulfur Diesel	42.57	31.91	35.11	31.10
PADD II Group 3 2-1-1	32.19	23.54	30.28	26.77

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,548.6	$871.8	$5,632.9	$4,643.9
Cost of product sold	1,238.3	745.8	4,506.5	3,823.5
Refining margin*	310.3	126.0	1,126.4	820.4
Direct operating expenses	54.4	45.5	189.1	177.1
Major scheduled turnaround expense	—	54.1	21.2	66.4
Depreciation and amortization	17.5	17.0	69.6	66.0
Gross profit	$238.4	$9.4	$846.5	$510.9

Refining margin adjusted for FIFO impact*	$321.9	$91.5	$1,164.5	$795.4

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$27.07	$16.80	$26.81	$22.34
FIFO impact (favorable) unfavorable	1.01	(4.61)	0.91	(0.68)
Refining margin adjusted for FIFO impact*	28.08	12.19	27.72	21.66
Gross profit	20.80	1.26	20.15	13.91
Direct operating expenses and major scheduled turnaround expenses	4.75	13.28	5.01	6.63
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$4.20	$13.84	$4.52	$6.45
Barrels sold (barrels per day)	140,943	78,180	127,122	103,430

	Three Months Ended December 31,				Year Ended December 31,
	2012		2011		2012		2011
Coffeyville Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	93,692	67.5%	67,286	80.0%	91,580	74.3%	80,835	76.5%
Light/medium sour	15,684	11.3%	3,475	4.1%	5,601	4.6%	1,323	1.3%
Heavy sour	15,194	10.9%	10,713	12.7%	17,608	14.3%	18,460	17.5%
Total crude oil throughput	124,570	89.7%	81,474	96.8%	114,789	93.2%	100,618	95.3%
All other feedstocks and blendstocks	14,259	10.3%	2,694	3.2%	8,412	6.8%	4,921	4.7%
Total throughput	138,829	100.0%	84,168	100.0%	123,201	100.0%	105,539	100.0%

Production:
Gasoline	71,259	50.5%	33,975	40.2%	61,998	49.6%	46,707	44.0%
Distillate	57,382	40.7%	35,646	42.2%	52,429	41.9%	44,414	41.9%
Other (excluding internally produced fuel)	12,457	8.8%	14,885	17.6%	10,629	8.5%	15,000	14.1%
Total refining production (excluding internally produced fuel)	141,098	100.0%	84,506	100.0%	125,056	100.0%	106,121	100.0%

	Three Months Ended December 31, 2012	Year Ended December 31, 2012
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$266.5	$2,647.1
Cost of product sold	236.4	2,160.9
Refining margin*	30.1	486.2
Direct operating expenses	30.1	113.7
Major scheduled turnaround expense	89.1	102.5
Depreciation and amortization	8.8	34.5
Gross profit (loss)	$(97.9)	$235.5

Refining margin adjusted for FIFO impact*	$31.5	$506.5

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$14.04	$24.34
FIFO impact (favorable) unfavorable	0.63	1.01
Refining margin adjusted for FIFO impact*	14.67	25.35
Gross profit	(45.81)	11.79
Direct operating expenses and major scheduled turnaround expenses	55.76	10.83
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$49.90	$9.76
Barrels sold (barrels per day)	25,974	60,496

	Three Months Ended December 31, 2012		Year Ended December 31, 2012

Wynnewood Refinery Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	18,421	77.5%	38,834	68.2%
Light/medium sour	4,824	20.3%	15,733	27.6%
Heavy sour	—	—%	—	12.7%
Total crude oil throughput	23,245	97.8%	54,567	95.8%
All other feedstocks and blendstocks	529	2.2%	2,379	4.2%
Total throughput	23,774	100.0%	56,946	100.0%

Production:
Gasoline	11,596	51.3%	27,789	50.6%
Distillate	7,195	31.8%	20,375	37.2%
Other (excluding internally produced fuel)	3,827	16.9%	6,633	12.2%
Total refining production (excluding internally produced fuel)	22,618	100.0%	54,797	100.0%

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the quarter ended December 31, 2012 are included in CVR Partners' press release dated February 27, 2013.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in millions, except as noted)
Nitrogen Fertilizer Segment Financial Results:
Net sales	$67.6	$87.6	$302.3	$302.9
Cost of product sold	11.5	14.4	46.1	42.5
Direct operating expenses	24.6	21.1	90.8	86.5
Major scheduled turnaround expense	4.6	—	4.8	—
Insurance recovery - business interruption	—	—	—	(3.4)
Selling, general and administrative expenses	6.0	4.6	24.1	22.2
Depreciation and amortization	4.9	4.9	20.7	18.9

Operating income	$16.0	$42.6	$115.8	$136.2

Adjusted Nitrogen Fertilizer EBITDA*	$27.1	$48.4	$148.2	$162.6

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in millions, except as noted)
Nitrogen Fertilizer Segment Key Operating Statistics:
Production (thousand tons):
Ammonia (gross produced) (1)	87.7	100.8	390.0	411.2
Ammonia (net available for sale) (1)	35.3	27.5	124.6	116.8
UAN	127.3	178.3	643.8	714.1

Petroleum coke consumed (thousand tons)	109.7	126.3	487.3	517.3
Petroleum coke (cost per ton)	$30	$42	$33	$33

Sales (thousand tons):
Ammonia	38.4	29.3	127.8	112.8
UAN	133.0	184.6	643.5	709.3

Product pricing (plant gate) (dollars per ton) (2):
Ammonia	$676	$606	$613	$579
UAN	$274	$334	$303	$284

On-stream factors (3):
Gasification	79.0%	97.6%	92.6%	99.0%
Ammonia	76.6%	97.1%	91.1%	97.7%
UAN	68.6%	94.1%	86.4%	95.5%

Market Indicators:
Ammonia - Southern Plains (dollars per ton)	$748	$651	$647	$619
UAN - Mid Cornbelt (dollars per ton)	$361	$400	$369	$379
_______________
Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

* See Use of Non-GAAP Financial Measures below.

(1)    Gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(2)    Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(3)    On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is included as a measure of operating efficiency. Excluding the impact of the Linde air separation unit outage and the major scheduled turnaround, the on-stream factors for the three months ended December 31, 2012 would have been 99.7% for gasifier, 98.8% for ammonia and 91.5% for UAN. Excluding the impact of the Linde air separation unit outage, the on-stream factors for the three months ended December 31, 2011 would have been 97.6% for gasifier, 97.1% for ammonia and 94.1% for UAN.

Excluding the impact of the Linde air separation unit outage and the major scheduled turnaround, the on-stream factors for the year ended December 31, 2012 would have been 98.1% for gasifier, 97.1% for ammonia and 92.8% for UAN. Excluding the impact of the Linde air separation unit outage, the on-stream factors for the year ended December 31, 2011 would have been 99.2% for gasifier, 98.0% for ammonia and 95.7% for UAN.

Use of Non-GAAP Financial Measures

To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed below, which are reconciled to GAAP-based results. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Company's financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in millions, except per share data)
Reconciliation of Net Income to Adjusted Net Income:
Net Income attributable to CVR Energy stockholders	$40.2	$65.9	$378.6	$345.8
Adjustments (all net of taxes):
FIFO impact (favorable) unfavorable	7.9	(21.3)	35.5	(15.5)
Share-based compensation	6.2	2.1	22.5	18.6
Loss on extinguishment of debt	22.8	—	22.8	1.3
Major scheduled turnaround expense	56.1	32.8	77.2	40.2
Loss on disposition of fixed assets	—	0.6	—	1.5
Unrealized (gain) loss on derivatives	(29.8)	(55.8)	90.0	(51.7)
Expenses associated with proxy matters	—	—	26.8	—
Expenses associated with the acquisition of Gary-Williams (1)	0.4	5.2	6.7	5.5
Adjusted net income	$103.8	$29.5	$660.1	$345.7

Adjusted net income per diluted share	$1.20	$0.34	$7.55	$3.94
_______________

(1)    Legal, professional and integration expenses related to the December 2011 acquisition of Gary-Williams.

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refineries' performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refineries' performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Adjusted Petroleum and Nitrogen Fertilizer EBITDA represents operating income adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, realized gain (loss) on derivatives, net, loss on disposition of fixed assets, depreciation and amortization and other income (expense). Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income as a measure of performance but should be utilized as a supplemental measure of performance in evaluating our business. Management believes that adjusted EBITDA by operating segment provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the reviewing of our overall financial, operational and economic performance. Below is a reconciliation of operating income to adjusted EBITDA for the petroleum and nitrogen fertilizer segments for the three months and year ended December 31, 2012 and 2011:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in millions)
Petroleum:
Petroleum operating income	$121.3	$(3.3)	$1,012.5	$465.7
FIFO impacts (favorable) unfavorable	12.9	(35.1)	58.4	(25.6)
Share-based compensation	4.7	0.7	13.5	8.7
Major scheduled turnaround expenses	89.1	54.1	123.7	66.4
Loss on disposition of fixed assets	—	1.0	—	2.5
Realized gain (loss) on derivatives, net	(57.1)	11.1	(137.6)	(7.2)
Depreciation and amortization	27.3	19.0	107.6	69.9
Other income	—	0.1	0.8	0.5
Adjusted Petroleum EBITDA	$198.2	$47.6	$1,178.9	$580.9

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
	(in millions)
Nitrogen Fertilizer:
Nitrogen Fertilizer operating income	$16.0	$42.6	$115.8	$136.2
Share-based compensation	1.6	0.9	6.8	7.3
Depreciation and amortization	4.9	4.9	20.7	18.9
Major scheduled turnaround expense	4.6	—	4.8	—
Other income, net	—	—	0.1	0.2
Adjusted Nitrogen Fertilizer EBITDA	$27.1	$48.4	$148.2	$162.6

Derivatives Summary . To reduce the basis risk between the price of products for Group 3 and that of the NYMEX associated with selling forward derivative contracts for NYMEX crack spreads, we may enter into basis swap positions to lock the price difference. If the difference between the price of products on the NYMEX and Group 3 (or some other price benchmark as we may deem appropriate) is different than the value contracted in the swap, then we will receive from or owe to the counterparty the difference on each unit of product contracted in the swap, thereby completing the locking of our margin. From time to time our Petroleum segment holds various NYMEX positions through a third-party clearing house. In addition, the Petroleum segment enters into commodity swap contracts. The physical volumes are not exchanged and these contracts are net settled with cash.

The table below summarizes our open commodity derivatives positions as of December 31, 2012.  The positions are primarily in the form of 'crack spread' swap agreements with financial counterparties, wherein the Company will receive the fixed prices noted below.

Commodity Swaps	Barrels	Fixed Price(1)
First Quarter 2013	6,600,000	$25.02
Second Quarter 2013	5,850,000	27.25
Third Quarter 2013	5,625,000	25.89
Fourth Quarter 2013	4,875,000	26.98

First Quarter 2014	150,000	32.95
Second Quarter 2014	75,000	32.00
Third Quarter 2014	75,000	32.00
Fourth Quarter 2014	75,000	32.00

Total	23,325,000	$26.32
____________________

(1)	Weighted-average price of all positions for period indicated.